Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 8, 2023, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-275545) and related Prospectus of Key Mining Corp. dated February 20, 2024.

/s/ Assure CPA, LLC

Spokane, Washington
February 20, 2024